CAL-MAINE FOODS, INC.
                      	3320 Woodrow Wilson Drive
                     	Jackson, Mississippi 39207

                  	PROXY STATEMENT FOR ANNUAL MEETING
              	OF SHAREHOLDERS TO BE HELD OCTOBER 9, 1998


	The information set forth in this proxy statement is furnished in connection with the Annual Meeting of Shareholders of Cal-Maine Foods, Inc. ("Cal-Maine" or the "Company") to be held on Friday, October 9, 1998, at 10:00 a.m., Jackson time, at the Company's headquarters, 3320 Woodrow Wilson Drive, Jackson, Mississippi. A copy of the Company's annual report to shareholders for the fiscal year ended May 30, 1998, accompanies this proxy statement. Additional copies of the annual report, notice, proxy statement, and proxy card may be obtained form the Company's Secretary, Bobby J. Raines, Post Office Box 2960, Jackson, Mississippi 39207.
The Company's telephone number is 601/948-6813.


The enclosed proxy is solicited by the Board of Directors of the Company.
The proxy may be revoked by a shareholder at any time before it is voted by filing with the Company's Secretary a written revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by a shareholder attending the meeting, withdrawing the proxy, and voting in person.

All expenses incurred in connection with the solicitation of proxies will be paid by the Company. In addition to the solicitations of proxites by mail, directors, officers, and regular employees of the Company may solicit proxies in person or by telephone. The Company will, upon request, reimburse banks, brokerage houses and other institutions, and fiduciaries for their expenses in fowarding proxy material to their principals.

	This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about September 4, 1998. Shareholders of record at the close of business on August 26, 1998, are eligible to vote at the Annual
Meeting. As of the record date, 11,996,788 shares of the Company's Common
Stock were outstanding, and 1,200,000 shares of the Company's Class A Common
Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. Each share of Class A Common Stock is entitled to ten votes on each such matter. Both the shares of Common Stock and the shares of Class A Common Stock have the right of cumulative voting in the election of directors. Cumulative voting means that each shareholder will be entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among the nominees to be voted for as the shareholder sees fit. To exercise cumulative voting rights by Proxy, a shareholder must clearly designate the number of votes to be cast for any given nominee.

Shares represented by a properly executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted for the election of nine nominees to serve as directors of the Company and for the ratification of the appointment of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending May 29, 1999.

The election of directors requires a plurality of the votes cast and the ratification of the appointment of independent auditors requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those case "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

In accordance with the Company's bylaws and Delaware law, the Board will will appoint two inspectors of election. The inspectors will take charge of, and will count, the votes and ballots cast at the Annual Meeting and will make a written report on their determination.


          OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of the Company's Common Stock as of August 10, 1998, by (i) each person known by the Company to beneficially own more than 5% of the class outstanding and (ii) each director, each nominee, each executive officer named in the Summary Compensation Table (see (Compensation of Executive Officers and Directors) and by all directors and offices as a group. Each executive officer also is a director of the Company.

                   Common Stock and Class "A" Common Stock
                   ---------------------------------------
Name of         Number of Shares(1)  Percent of Class  Percent of Total Voting
Beneficial      Common    Class A    Common  Class A       Power (3)
Owner(2)        ------    -------    ------  -------       ---------
--------
Fred R.
Adams, Jr.    5,173,227  1,196,600   41.9%     99.7%         70.5%

Cal-Maine
Foods, Inc.
Employee Stock
Ownership
Plan          3,090,549               25.0%                    12.7%

Richard K.
Looper          312,169(6)            2.5%                     1.3%

Adolphus B.
Baker           263,906(7)   3,400    2.1%        .3%          1.2%

Bobby J.
Raines          306,238(8)            2.5%                     1.3%

Jack B. Self    101,679(9)             *                        *

Joe M. Wyatt    190,074(10)           1.5%                      *

Charles F.
Collins         114,114(11)            *                        *

W. D. (Jack)
Cox               2,400                *                        *

R. Faser
Triplett, M.D.   10,400                *                        *

All directors
and executive
officers as a
group (nine
persons) (12) 6,474,207              77.5%                    88.7%

______________________
*  Less than 1%.


(1)	The information as to beneficial ownership is based on information known to the Company or statements furnished to the Company by the beneficial owners. As used in this table, "beneficial ownership" means the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e. the power to dispose of, or to direct the disposition of a security). For purposes of this table, a person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date, such as under the Company's 1993 Stock Option Plan.

(2)	The address of each person, except W.D. Cox and R. Faser Triplett, M.D., is Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive (Post Office Box 2960), Jackson, Mississippi 39207. Mr. Cox's address is 1161 Oak River Road,
Memphis, Tennessee 39120 and Dr. Triplett's address is 940 North State
Street, Jackson, Mississippi 39202.

(3)	Percent of total voting power is based on the total votes to which the
Common Stock (one vote per share) and Class A Common Stock (ten votes per share) are entitled.

(4)	The number of shares shown in the table include 389,900 shares of
Common Stock owned by Mr. Adams' spouse and 127,200 shares pledged to a bank to secure a promissory note obligation in relation to which the Company has a repurchase obligation (See "Certain Relationships and Related Transactions" under "Election of Directors"). The Class A Common Stock is convertible on a shares-for-share basis into shares of Common Stock.

(5)	Includes 243,367 shares accumulated under the Cal-Maine Foods, Inc.
Employee Stock Ownership Plan ("ESOP").

(6)	Includes 102,469 shares accumulated under ESOP, 15,506 shares owned by
Mr. Looper's spouse, and 120,000 shares subject to stock options exercisable within 60 days.

(7)	Includes 48,000 shares subject to stock options exercisable within 60 days and 63,257 shares owned by Mr. Baker's spouse separately and as custodian for their children as to which Mr. Baker disclaims any beneficial ownership, and 24,987 shares accumulated under the ESOP.

(8)	Includes 2,827 shares accumulated under the ESOP, 5,000 shares owned by
Mr. Raines' spouse, and 85,000 shares subject to stock options exercisable within 60 days.

(9)	Includes 37,679 shares accumulated under the ESOP, and 48,000 shares subject to stock options exercisable within 60 days.

(10)	Includes 108,855 shares accumulated under the ESOP and 48,000 shares subject to stock options exercisable within 60 days.

(11)	Includes 66,114 shares accumulated under the ESOP and 48,000 shares subject to stock options exercisable within 60 days.

(12)	Includes shares as to which Messrs. Adams and Baker disclaim any beneficial ownership. See Notes (4) and (8) above.

	The shares of Common Stock accumulated in the ESOP, as indicated in Notes
(5) through (11) above, also are included in the 3,090,549 shares shown in the table as owned by the ESOP.

                        	ELECTION OF DIRECTORS

	The Company's bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors and that the number may not be less than three nor more than 15. Pursuant to the bylaws, the Board of Directors has fixed the number of directors at nine. Unless otherwise specified, proxies will be voted FOR the election of the nine nominees named below to serve until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the meeting, any of the nominees named below is unable or declines to serve as director
(which is not anticipated), the proxies will be voted for the election of such other person or persons as the Board of Directors may designate in their discretion. The directors recommend a vote FOR the nine nominees listed below. All nominees presently serve as directors of the Company.


Nominees for Director

The table below sets forth certain information regarding the nominees for election to the Board of Directors:



Name                 	    Age           	Tenure and Business Experience
----                      ---            ------------------------------

Fred R. Adams, Jr.(1)(3)   66           Fred R. Adams, Jr. has served as the
Chairman of the Board                   Chief Executive Officer and director
of Directors and Chief                  of the Company since its formation in
Executive Officer                       1969 and as the Chairman of its
                                        Board of Directors since 1982.  He
                                        is a director and past chairman of
                                        National Egg Company, United Egg
                                        Producers, Mississippi Poultry
                                        Association, U.S. Egg Marketers, Inc.
                                        and Egg Clearinghouse, Inc.  Mr. Adams
                                        is the father-in-law of Mr. Baker.

Richard K. Looper (1)        71         Richard K. Looper served as
                                        President and Chief Operating
                                        Officer of the Company from
                                        1983 to January 1997.  Previously,
                                        he had served as Executive Vice
                                        President of the Company since
                                        1982 and was originally employed
                                        by the Company in 1974.  Mr. Looper
                                        is a past chairman of the American
                                        Egg Board and U.S. Egg Marketers,
                                        Inc.  He has served as a director
                                        of the Company since 1982.

Adolphus B. Baker (1)      	41          Adolphus B. Baker was elected
President and                           President and Chief Operating
Chief Operating                         Officer in January 1997.  He was
Officer                                 serving as Vice President and
                                        Director of Marketing of the
                                        Company when elected President.
                                        Previously, he had served
                                        as Assistant to the President
                                        since 1987 and has been employed
                                        by the Company since 1986.  Mr. Baker
                                        is a member of the American
                                        Egg Board, chairman of Mississippi
                                        Poultry Association, and is a
                                        past chairman of Egg Clearinghouse,
                                        Inc.  He has been a director of the
                                        Company since 1991.  Mr. Baker is
                                        Mr. Adams' son-in-law.

Bobby J. Raines (1)(2)         65       Bobby J. Raines has served as Vice
Vice President, Chief                   President, Chief Financial Officer,
Financial Officer,                      Treasurer and Secretary of the
Treasurer, Secretary and                Company since 1972.  Previously, he
Director                                had handled various operational
                                        responsibilities and has been
                                        employed by the Company since its
                                        formation in 1969.  He has served as
                                        a director of the Copany since 1982.

Jack B. Self                   68       Jack B. Self has been Vice President
Vice President/Operations               /Operations and Production of the
and Production and Director             Company since 1977.  He has served
                                        as a director of the Company since
                                        1983.

Joe M. Wyatt                   59       Joe M. Wyatt has been Vice President
Vice President/Feed Mill                /Feed Mill Divisioin since 1977 and
Division and Director                   has been employed by the Company
                                        since its formation in 1969.  He has
                                        served as a director of the Company
                                        since 1983.

Charles F. Collins             54       Charles F. Collins has served as
Vice President, Controller              Vice President and Controller of the
and Director                            Company since 1978.  He has served as
                                        a director of the Company since 1983.
                                        He has been employed by the Company
                                        since 1969.

W. D. (Jack) Cox (2)(3)        72       W.D.(Jack) Cox has served as a
Director                                Director of the Company since
                                        September 1996.  Mr. Cox has been a
                                        consultant to various food companies
                                        and a major farm implement company
                                        since October 1990.  Prior thereto,
                                        he served as Vice President for
                                        vegetable oil procurement at Kraft,
                                        Inc. ("Kraft"), and was a consultant
                                        to offshore and Canadian locations of
                                        Kraft's facilities.  In the early
                                        1980s, Mr. Cox was Vice President for
                                        commodities and ingredients of Nabisco
                                        Brands, inc.  From 1970 to 1972 Mr.
                                        Cox was employed by the Company as
                                        Vice President for egg products.

R. Faser Triplett, M.D.(2)(3)   64      R. Faser Triplett, M.D. has served as
Director                                a director of the Company since
                                        September 1996.  Dr. Triplett is a
                                        practicing physician and a Clinical
                                        Assistant Professor at the University
                                        of Mississippi School of Medicine.
                                        He is the majority owner of Avanti
                                        Travel, Inc. and a director of Mobile
                                        Telecommunications Technologies Corp.
________________
(1)	Member of the Executive Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee


The Company's executive officers, each of whom is also a director of Cal-Maine, serve as executive officers at the pleasure of the Board.

Board and Committee Meetings

The Board of Directors of the Company held four (4) meetings in fiscal year 1998, and all directors attended the meetings held. The Executive Committee of the Board consists of Messrs. Adams, Looper, Baker and Raines. The Board also has a Compensation Committee consisting of Messrs. Adams, Cox and Triplett, and an Audit Committee consisting of Messrs. Raines, Cox and Triplett. The Compensation and Audit Committees were established in October 1997, after Messrs. Cox and Triplett became members of the Board of Directors in anticipatioin of Cal-Maine becoming a public company. The Board does not have a nominating committee or committee performing similar functions.

The Executive Committee may exercise all of the powers of the full Board of Directors, except for certain major actions, such as the adoption of any agreement of merger or consolidation, the recommendation to stockholders of any disposition of substantially all of the Company's assets or a dissolution of the Company, and the declaration of a dividend or authorization of an issuance of stock. The Executive Committee acts on matters, within the scope of its authority, between meetings of the full Board. During the last fiscal year, no formal meetings of the Executive Committee were held, but the Committee, pursuant to Delaware law, took action by unanimous written consent on fourteen (14) occasions.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, including the issuance of stock options to the Company's officers, employees and directors. The Compensation Committee met one (1) time during fiscal 1998.

The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee met one (1) time during fiscal 1998.

Certain Relationships and Related Transactions

Under a Redemption Agreement with Mr. Adams executed March 7, 1994 (the "Agreement"), the Company agreed to purchase certain shares of the Company's capital stock owned by Mr. Adams (the "Collateralized Shares"), which secured Mr. Adams' obligation under a promissory note (the "Note") payable to a bank. The Company agreed to repurchase the Collateralized Shares from the bank, at a purchase price related to the market value thereof, in the event of a default under the Note, based on the determination of the Board of Directors that it would be in the best interest of the Company for the Collateralized Shares to be acquired, if necessary, by the Company rather than by an unrelated party. There has been no default under the Note. At
May 30, 1998, Mr. Adams had reduced the principal amount of the Note to $221,783 and the number of Collateralized Shares securing his obligation amounted to 127,200 shares of Common Stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, such as the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, for the fiscal year ended May 30, 1998, all Section 16(a) reports applicable to its directors and executive officers were timely filed.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following Summary Compensation Table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the fiscal year ended May 30, 1998 by (i) the Company's chief executive officer and (ii) the Company's four other most highly compensated executive officers who were serving as executive officers at the end of that year.

                      SUMMARY COMPENSATION TABLE

            Annual Compensation                 Long-Term
            -------------------                Compensation
                                               ------------

Name and Principal                              LTIP          All Other
Positions	                Salary	  Bonus (1)	   Payouts     	Compensation(2)

Fred R. Adams, Jr.-
Chairman of the Board
and Chief Executive
Officer                	$254,978	$250,000       	None        	$60,997

Richard K. Looper -
Vice Chairman of the
Board of Directors      $147,830	$100,000      	$50,000(3)   	$ 1,246

Adolphus B. Baker -
President, Chief
Operating Officer
and Director            $118,478 	$80,000                    	$   710

Bobby J. Raines -
Vice President,
Chief Financial
Officer, Treasurer
and Secretary          	$135,678 	$88,000         	(4)       	$43,795

Joe M. Waytt -
Vice President/
Operations and
Feed Mills             $  94,373  $64,188                     	$  730
_____________________


(1)	Bonuses are determined annually by the Compensation Committee of the
Board of Directors on a discretionary basis based on the results of the Company's operations and the Committee's evaluation of the executive officer's contribution to such performance.

(2)	The amounts shown represent premiums paid under separate life insurance policies purchased by the Company for each person named in the table. The policy on Mr. Adams' life is owned by an Adams family intervivos trust, and the beneficiaries are Mr. Adams' four daughters and their descendants.
Messrs. Looper and Raines are the owners of their respective policies, and members of their families are the beneficiaries. The Company is not a beneficiary under any of such policies and will not receive any portion paid thereunder upon the death of any of the insureds. In addition, the Company made contributions to the account of each named executive maintained under the Company's Employee Stock Ownership Plan. See "Employee Stock Ownership Plan" below. The number for Mr. Raines includes value attributable to exercised options.

(3)	Paid pursuant to Mr. Looper's incentive compensation agreement with the
Company.  See "Long Term Incentive Plans," below.

(4)	Mr. Raines earns compensation payable in the future pursuant to long term incentive plans.  See "Long Term Incentive Plans" below.

No options were granted to the above-named executive officers in fiscal 1998.

Fiscal Year End Option Value Table

The following table sets forth information as of May 30, 1998, concerning the exercised and unexercised options held by executive officers named in the Summary Compensation Table, Mr. Raines exercised options to purchase 11,000 shares on June 23, 1997 during fiscal year 1998. Options are "in-the-money" when the fair market of underlying Common Stock exceeds the exercise price of the option. The closing price of Common Stockon May 30, 1998, was $5.34 per share.


                             Number of Securities      Value of Unexercised
                             Underlying Unexercised   In-the-Money Options at
                            Options at May 30, 1998       May 30, 1998(1)
                            -----------------------   -----------------------

                    Exercisable    Unexercisable  Exercisable    Unexercisable
                    -----------    -------------  -----------    -------------
Richard K. Looper    120,000             -0-       230,400            -0-
Adolphus B. Baker     48,000             -0-        92,160            -0-
Bobby J. Raines       85,000             -0-       163,200            -0-
Joe M. Wyatt          48,000             -0-        92,160            -0-

---------------


	(1)	Market value of underlying securities on May 30, 1998, minus the exercise price.

Employee Stock Ownership Plan

	The Company maintains a payroll-based Employee Stock Ownership Plan (the "ESOP"). Pursuant to the ESOP, originally established in 1976, substantially all persons employed at January 1, 1994, as well as substantially all new full-time employees over age 21 with one or more years of service, participate. Its assets, which are managed by a trustee designated by the Board, consist primarily of Common Stock of the Company. Contributions by the Company may be made in cash or shares of Common Stock, as determined by the Board of Directors. Employee contributions are not permitted.
Company contributions generally may not exceed 15% of the aggregate annual compensation of participating employees. Contributions are allocated to the accounts of participating employees in the proportion which each employee's compensation for the year bears to the total compensation
(up to $150,000 per employee) of all participating employees. Company contributions vest 20% annually beginning with the participating employee's third year year of service.

Shares of Common Stock held in an employee's account are voted by the ESOP trustee in accordance with the employee's instructions. An employee or his or her beneficiary is entitled to distribution of the balance of his or her account upon termination of employment. The Company's contributions to the ESOP amounted to approximately $1,008,370 in fiscal year 1998. For fiscal year 1998, the Company's contributions to the ESOP on behalf of each of the executive officers named in the Summary Compensation Table were:
Fred R. Adams, Jr. - $6,297, Richard K. Looper - $6,297, Adolphus B. Baker- $6,297, Bobby J. Raines - $6, 297, and Joe M. Wyatt - $6,297.

1993 Stock Option Plan

Pursuant to the Company's 1993 Stock Option Plan, which was adopted on May 25, 1993 and amended on September 23, 1996, with stockholder approval, (the "1993 Plan") a total of 800,000 shares of Common Stock are reserved for issuance upon the exercise of options that may be granted to directors, officers and key employees of the Company. Options are awareded by the Board of Directors of the Company and may be either incentive stock options ("ISOs") that satisfy the requirements of Se ction 422 of the Code or nonstatutory options ("NSOs") which are not intended to satisfy such requirements.

The exercise price per share under any option granted under the 1993 Plan may not be less than 100% of the fair market value of the Common STock on the date of grant, or int he case or ISOs, lessthan 110% of such fair marekt value if the option is granted to a person who holds 10% or more of the voting power of the capital stock of the Company. The number and kind of shares subject to an option, and the option exericse price, may be adjusted in certain circumstances to prevent dilution. The method of payment of an option exercise price will be as determined by the Board of Directors and set forth in the individual stock option agreement.

No options may be granted under the 1993 Plan more than ten years after the date of its adoption, and no option may be exercised mroe than 10 eyars after the date of its grant, or in the case of an ISO, more than five years after the date of grant if granted to a person holding more than 10% of the voting power of the Common Stock. The term or times at which an option may be exercised and any conditions or restrictions relating thereto will be as determined by the Board of Directors and set forth in the individual stock option agreement. Options are not transferable or assignable otherwise than by will or the laws of descent and distribution, and during his or her lifetime may only be exercised by the optionee.

	The presently outstanding options granted under the 1993 Plan are exercisable on a cumulative basis over a period of six years from the date of grant at the rate of 20% per year beginning twelve months after the date of grant. The shares subject to the 1993 Plan have been registered under the Securities Act of 1933.

Savings and Retirement Plan

	Since 1985, the Company has maintained a defined contribution savings and retirement plan (the "Retirement Plan"), which is designed to qualify under Sections 401 (a) and 401 (k) of the Code. An employee is eligible to participate in the Retirement Plan on or after having attained age 21 and after one year of service. The Retirement Plan is administered by the Company and permits covered employees to contribute up to the maximum allowed by the IRS regulations. Highly compensated employees may be subject to further limitations on the amount of their maximum contribution. The Company may make discretionary contributions matching each employee's pre-tax contributions. At the present time, the Company does not make discretionary contributions. The Retirement Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended.

Participating employees are at all times 100% vested in their account balances under the Retirement Plan. Benefits are paid at the time of a participant's death, retirement, disability, termination of employment, and, under limited circumstances, may be withdrawn prior to the employee's termination of service. Contributions are not taxable to employees until such funds are distributed to them.

Long Term Incentive Plans

	The Company has entered into certain incentive compensation continuation agreements (the "Agreements") with Richard K. Looper, and Bobby J. Raines. Pursuant to the Agreements, each such executive officer may earn up to ten years of compensation payments if he remains with the Company until age 65.
If the officer's employment ends before his 65th birthday, he would be entitled to fewer years of incentive compensation payments, depending on the length of time served as an officer. The incentive compensation payments are made monthly, beginning immediately after the officer's 65th birthday, at the annual rate of $50,000 per year for Messrs. Looper and Raines. The Agreements provide that once payments begin or have been earned, any remaining payments will continue to be made to the officer's estate after his death.

	Mr. Looper has earned ten (10) years of incentive compensation payments under his Agreement. Mr. Looper began receiving his payments on December
1, 1991. Mr. Raines will have earned eleven (11) years in October 1998 and will earn an additional year for each year worked thereafter until his retirement.

Director Compensation

 	The Company's non-employee directors are each entitled to receive $10,000 annually as compensation for their services as a director and may be granted options to purchase Common Stock under the 1993 Plan. Options to purchase
12,000 shares of Common Stock at a price of $4.33 per share were granted on October 15, 1996 to each of W. D. (Jack) Cox and R. Faser Triplett, the non-employee directors of the Company. On April 3, 1998, Mr. Cox exercised options to acquire 2,400 shares of Common Stock at which time the market price was $6.44. All options expire ten years after grant. Directors also may be compensated for any services performed in addition to their normal duties as a director of the Company. Employee-directors receive no additional compensation for their services as directors of the Company.

Compensation Committee Interlocks and Insider Participation

In October 1996, the Board of Directors established a Compensation Committee. As indicated above, the members of the Committee are Fred R. Adams, Jr., Chairman of the Board of Directors and Chief Executive Officer, and W.D.
(Jack) Cox and R. Faser Triplett, independent directors of the Company.
Only Mr. Adams is an employee of the Company.

Mr. Adams, as previously discussed, has been, and is, a party to certain transactions to which Cal-Maine also has been, or is, a party. See "Certain Relationships and Related Transactions" under "Election of Directors." From 1970 to 1972, Mr. Cox was employed by the Company as Vice President for egg products.

Compensation Committee Report on Executive Compensation and Stock Performance Graph

Total compensation for the executive officers named in the table on Page 6 went down slightly compared to the preceding year. While the Compensation Committee felt the performance of the named executives was outstanding and was not in any manner the cause of a reduction in company profits which were attributable to industry wide conditions, the Committee elected to reduce overall compensation slightly.

           COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN
                  AMONG CAL-MAINE FOODS, INC.
                THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE NASDAQ NON-FINANCIAL INDEX




                   12/12/96   2/97    5/97   8/97     11/97    2/98    5/98

CAL-MAINE
FOODS, INC.        100.00     112.50  96.43  96.43    87.50    91.21   76.57

NASDAQ STOCK
MARKET (U.S.)      100.00     101.09 108.49 123.42   124.58   138.30  137.84

NASDAQ NON-
FINANCIAL          100.00      99.80 107.64 122.09   121.01   134.65  134.16

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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending May 29, 1999. Ernst & Young LLP has audited the accounts of the Company since 1989. Representatives of Ernst &
Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


SHAREHOLDER PROPOSALS

Shareholder proposals must be received in writing by the Company no later than May 4, 1999, to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting. Shareholder proposals should be addressed to Cal-Maine Foods, Inc., Post Office Box 2960, Jackson,
Mississippi 39207, Attention: Secretary. No shareholder proposals were received for inclusion in the proxy materials for the 1998 meeting.


OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, the proxies in the enclosed proxy will vote in accordance with their best judgment on such matters.

Holders of Common Stock are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.


							By order of the Board of Directors,

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

                      							s/ Bobby J. Raines
                             ______________________________________
                      							Bobby J. Raines
                      							Secretary



Jackson, Mississippi
September 4, 1998

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